EXHIBIT 23.5
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                   CONSENT OF SANDLER O'NEILL & PARTNERS, L.P.


     We hereby consent to the inclusion of our opinion letter, dated June 30, 2004, to the Board of Directors of Monmouth Community Bancorp (the "Company") as Appendix C to the Joint Proxy Statement/Prospectus relating to the proposed combination of the Company and Allaire Community Bank ("Allaire") contained in Pre-effective Amendment No. 1 to the Company's Registration Statement on Form S-4 as filed with the Securities and Exchange Commission ("SEC") on the date hereof, and to the references to our firm and such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the SEC thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of such Registration Statement on Form S-4 within the meaning of the term "experts" as used in the Act or the Regulations.


                                            /s/ Sandler O'Neill & Partners, L.P.

November 3, 2004